Exhibit 99.1

Santander Consumer USA Holdings Inc. Agrees to Be Taken Private by Santander Holdings USA, Inc.

DALLAS, August 24, 2021 - Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company“) today announced that SC and its majority shareholder Santander Holdings USA, Inc. (“SHUSA”) have entered into a definitive agreement whereby SHUSA will acquire SC for $41.50 per share in cash, which represents a total equity value of $12.7 billion. The transaction is expected to close in the fourth quarter of 2021.

The transaction has been unanimously approved by the board of directors of SHUSA. The Board of Directors of SC formed a special committee consisting of the independent and disinterested directors of SC (the “Special Committee”) to evaluate and negotiate the definitive agreement. Acting upon the unanimous recommendation of the Special Committee, the Board of Directors of SC unanimously approved the transaction.

Under the terms of the definitive agreement, a wholly-owned subsidiary of SHUSA will promptly commence a tender offer to acquire all of the outstanding shares of SC’s common stock that SHUSA does not yet own at a price of $41.50 per share in cash. Following completion of the tender offer, SHUSA will acquire all remaining shares not tendered in the offer through a second step merger at the same price as in the tender offer. The tender offer is not subject to a financing condition.

The offer price of $41.50 per share in cash represents a premium of approximately 14% to the $36.43 closing price of SC’s common stock on July 1, 2021, the day prior to the announcement of SHUSA’s initial, non-binding proposal to acquire shares of common stock of SC that SHUSA did not yet own.

Consummation of the tender offer is subject to various conditions, including regulatory approval of the Board of Governors of the Federal Reserve System and other customary conditions. Upon completion of the transaction, SC will become a wholly owned subsidiary of SHUSA.

Piper Sandler is acting as financial advisor and Covington & Burling LLP is acting as legal counsel to the Special Committee. Hughes Hubbard & Reed LLP is acting as legal counsel to SC.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to SHUSA, SC and the acquisition of SC by SHUSA (the “Transaction”) that are subject to risks, uncertainties and other factors. Any statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Forward-looking statements include, without limitation, statements regarding the Transaction and related matters, the expected timing of the completion of the Transaction, the ability to complete the Transaction considering the various closing conditions, and any assumptions underlying any of the foregoing. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond the Company’s control. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, uncertainties as to the timing of the tender offer and merger; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; Transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K as well as the Schedule 14D-9 to be filed by SC. All forward-looking statements are based on information currently available to SC, and SC assumes no obligation and disclaim any intent to update any such forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this press release, and the Company undertakes no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 3.1 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $64 billion (for the second quarter ended June 30, 2021), and is headquartered in Dallas, Texas. (www.santanderconsumerusa.com)

Investor Relations:

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Contact:

Laurie Kight

214.801.6455

laurie.kight@santander.us

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